UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2009
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:

ITEM 8.01. Other Events.
On October 9, 2009 the Registrant issued a press release regarding its voluntary recall of packaged items of (i) walnut halves and pieces and (ii) nut topping as a precautionary measure because the product may be contaminated with Listeria monocytogenes (“listeria”). Consumption of food contaminated with listeria can cause listeriosis, an uncommon but potentially serious disease. The most common manifestation of listeriosis is meningitis, which has symptoms of high fever, severe headache, neck stiffness and nausea. Listeriosis can also cause miscarriages and stillbirths, as well as serious and sometimes fatal infections to infants, the elderly and those with weakened immune systems such as persons with chronic diseases or taking chemotherapy for cancer.
The listeria was detected through outside laboratory testing of finished product. The Registrant determined that five lots of walnuts sourced from its Gustine, California facility were combined to produce approximately 37, 000 pounds of finished product, approximately 3,000 pounds of which were shipped to our retail and foodservice customers. The majority of the 3,000 pounds was not sold to the end consumer and will be returned to the Registrant by our customers. The remainder of the 3,000 pounds has been sold to end consumers who should not consume the product and should return it for a full refund or replacement. The dollar value of the product subject to the recall is not a material amount; however, the Registrant is aggressively investigating the incident to determine the source in order to confirm the scope of the contaminated product and to help ensure the safety of our products going forward.
The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
     The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
October 14, 2009	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release dated October 9, 2009.